UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  March 31, 2006

DYNTEK, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-11568	95-4228470
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No)

19700 Fairchild Road, Suite 230, Irvine, California   92612

(Address of principal executive offices)

(949) 271-6700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

Robert I. Webber resigned from his position as President and Chief Financial Officer of DynTek, Inc. (the “Company”) effective as of March 31, 2006 (the “Resignation Date”).

Incident to Mr. Webber’s resignation, the Company and Mr. Webber entered into a Separation and General Release Agreement dated as of March 31, 2006 (the “Separation Agreement”). The Separation Agreement provides for the mutual termination of Mr. Webber’s Employment Agreement dated August 1, 2005 (the “Employment Agreement), continuing medical and insurance benefits for Mr. Webber and his currently insured dependents until the earlier of December 31, 2006 or such time as Mr. Webber’s medical and insurance benefits become fully effective at a subsequent employer, and a single lump-sum payment of $60,000 on the Resignation Date. In addition, on the Resignation Date, the Company will issue to Mr. Webber 2,500,000 shares of Company Common Stock.

The Separation Agreement further provides for a mutual release of claims, as well as certain confidentiality, non-solicitation and non-competition covenants by Mr. Webber in favor of the Company.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, a copy of which is furnished herewith as Exhibit 10.1.

Item 1.02                                             Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 of this Form 8-K is incorporated by reference into this Item 1.02 with respect to the termination of Mr. Webber’s Employment Agreement. Pursuant to the Separation Agreement, the Employment Agreement will be terminated effective as of March 31, 2006. Under the Employment Agreement, Mr. Webber was employed as President and Chief Financial Officer of the Company with an annual base salary of $250,000, annual bonuses determined by the Compensation Committee, and an initial term of one year, which term was subject to automatic extensions for additional one-year periods as described in the Employment Agreement. In addition, the Employment Agreement provided that Mr. Webber was eligible to receive salary and medical and insurance benefits for 12 months following a termination without cause. The Separation Agreement supersedes the Employment Agreement.

Item 3.02                                             Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Form 8-K is incorporated by reference into this Item 3.02 with respect to the agreement to issue Company Common Stock described therein. In connection with the issuance of Company Common Stock pursuant to the Separation Agreement, the Company relied upon the exemptions from registration provided by Section 4(2) of the Securities Act of 1933, as amended. Mr. Webber has represented that he is an accredited investor (as defined in Rule 501 under the Securities Act of 1933, as amended), has access to information about the Company’s operations and financial condition, and intends to acquire the Company Common Stock for investment only and not with a view to, or for sale in connection with, any distribution thereof. Such shares will be deemed restricted securities subject to restrictions on transfer pursuant to applicable federal and state securities laws and the certificates representing such securities shall bear legends to that effect.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                 Exhibits.

10.1                          Separation and General Release Agreement between DynTek, Inc. and Robert I. Webber, dated as of March 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNTEK, INC.

Date: April 5, 2006	By:	/s/ Casper Zublin, Jr.
Casper Zublin, Jr.
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Separation and General Release Agreement between DynTek, Inc. and Robert I. Webber, dated as of March 31, 2006.